

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
FINANCIAL STATEMENTS OF W. R. GRACE & CO. FOR THE YEAR ENDED DECEMBER 31, 1996
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<RESTATED>
<MULTIPLIER>   1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                          68,300
<SECURITIES>                                         0
<RECEIVABLES>                                  842,900
<ALLOWANCES>                                    11,500
<INVENTORY>                                    376,100
<CURRENT-ASSETS>                             1,774,900<F1>
<PP&E>                                       3,307,900
<DEPRECIATION>                               1,436,600
<TOTAL-ASSETS>                               4,945,800<F2>
<CURRENT-LIABILITIES>                        1,487,100
<BONDS>                                      1,073,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           800
<OTHER-SE>                                     631,600
<TOTAL-LIABILITY-AND-EQUITY>                 4,945,800
<SALES>                                      1,718,700<F2>
<TOTAL-REVENUES>                             1,749,600
<CGS>                                          999,800
<TOTAL-COSTS>                                  999,800
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              21,500
<INCOME-PRETAX>                                183,300<F3>
<INCOME-TAX>                                    70,400
<INCOME-CONTINUING>                            112,900<F3>
<DISCONTINUED>                               2,744,800<F4><F5><F6>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,857,700
<EPS-PRIMARY>                                    31.06
<EPS-DILUTED>                                    30.57

<F1>Includes net assets of discontinued operations of $297,400.

<F2>Excludes 1996 sales from the discontinued health care, TEC Systems, and
Packaging businesses of $1,666,900, $102,500, and $1,735,400, respectively.

<F3>Includes gain on sales of businesses of $326,400 ($210,100 after-tax), offset by provisions of $229,100 ($148,900 after-tax) for asbestos-related liabilities and insurance coverage and $107,500 ($69,900 after-tax) for restructuring costs and asset impairments.

<F4>Includes TEC Systems' after-tax operating losses of $11,300 and an after-tax provision of $4,600 related to its anticipated operating losses and the loss anticipated on its divestment.

<F5>Includes (i) after-tax income of $24,800 from health care operations, (ii)
an after-tax gain of $2,483,700 on the separation of National Medical Care, Inc., (iii) an after-tax gain of $79,400 on the sale of the transgenic plant business, (iv) an after-tax gain of $40,000 on the sale of Amicon, and (v) after-tax income of $100,900 from the Packaging business.

<F6>Includes a $31,900 after-tax reversal of previously recorded provisions for
Grace's cocoa business.

<F7> Restated to reflect the adoption of SFAS No. 128 and the classification of income and expenses of Grace's flexible packaging business as net income of discontinued operations.


